UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2025
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214)	981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
9.250% Series I Fixed Rate Perpetual Preferred Units	ETprI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
The Bureau of Industry and Security (“BIS”), U.S. Department of Commerce, notified Energy Transfer LP (the “Partnership”), by letter dated June 3, 2025, pursuant to Section 744.21(b) of the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774), that a license is required for the export, reexport, or transfer (in-country) of ethane classified in the following Schedule B number and description listed in the U.S. Census Bureau’s Schedule B:
•2901.10.1010: Ethane, saturated
(referred to below as “Covered Ethane Products”), where a party to the transaction (including as a purchaser, intermediate consignee, ultimate consignee, or end-user) is located in China, or is a Chinese “military end user,” wherever located.
The BIS informed the Partnership that the BIS has determined that such exports, reexports, or transfers (in-country) pose an unacceptable risk of use in or diversion to a “military end use” in China or for a Chinese “military end user,” with a specific concern for their use in China's military-civil fusion strategy.
Pursuant to the BIS notice, the BIS has required the Partnership to submit an application for a validated license prior to the export, reexport, or transfer (in-country) of any Covered Ethane Products when a party to the transaction is located in China, or is a Chinese “military end user,” wherever located, except for certain eligible license exceptions.
The Partnership owns and operates marine export terminals that handle natural gas liquids, including Covered Ethane Products, and is currently evaluating the potential scope of transactions involving such products that may be subject to the requirement to obtain a BIS license. At this time, the Partnership cannot determine whether the Partnership will be able to successfully obtain any required BIS license in a timely manner, or at all, for applicable transactions involving Covered Ethane Products.
Also at this time, the Partnership cannot determine how alternative markets and uses will develop nor the potential impact on the price of ethane, which is produced in the United States as a co-product in the production of crude oil and natural gas. Ethane is typically used as a raw material in the production of ethylene, a basic petrochemical product. Finally, the Partnership cannot determine how this restriction may indirectly impact U.S. crude oil and natural gas production and prices.
The Partnership intends to file for an emergency authorization to continue exporting ethane to all of its customers, including end-users located in China, and to apply for the license described in the BIS notice. To the extent that the Partnership is unable to timely obtain any necessary authorization(s) or license(s), the Partnership’s export services for Covered Ethane Products may be impacted. At this time, we are not able to ascertain whether these potential restrictions on the Partnership’s activities relating to Covered Ethane Products will have any material effect on the Partnership’s financial position, results of operations and cash flows.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC,
its general partner

Date:	June 3, 2025		/s/ Dylan A. Bramhall
Dylan A. Bramhall
Executive Vice President & Group Chief Financial Officer